Exhibit (23) * to Report

On Form 10-K for Fiscal

Year Ended June 30, 2003

By Parker-Hannifin Corporation

Consent of Independent Accountants

*  Numbered in accordance with Item 601 of Regulation S-K

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (Nos. 333-02761, 333-96453, 333-88206 and 333-82806) and S-8 (Nos. 33-53193, 33-43938, 2-66732, 333-95477, 333-34542, 333-103181 and 333-103633) of Parker-Hannifin Corporation of our report dated July 28, 2003 relating to the financial statements and financial statement schedule, respectively, which appears in this Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

Cleveland, Ohio

August 29, 2003